EXHIBIT 107
Calculation of Filing Fee Tables
Form S-8
(Form Type)

Pear Therapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A common stock, par value $0.0001 per share, that may be issued under the Pear Therapeutics, Inc. 2021 Stock Option and Incentive Plan	Rule 457(c) and Rule 457(h)	7,004,708(2)	$1.16(3)	$8,125,461.28	0.00011020	$895.43
Equity	Class A common stock, par value $0.0001 per share, that may be issued under the Pear Therapeutics, Inc. 2021 Employee Stock Purchase Plan	Rule 457(c) and Rule 457(h)	3,600,000(4)	$0.99(5)	$3,564,000.00	0.00011020	$392.76
Total Offering Amounts					$11,689,461.28		$1,288.19
Total Fee Offsets							$0
Net Fee Due							$1,288.19

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (the “Registration Statement”) shall also cover any additional shares of the Registrant’s Class A common stock, $0.0001 par value per share (the “Common Stock”) that becomes issuable under the Registrant’s 2021 Stock Option and Incentive Plan (the “2021 Plan”) and the 2021 Employee Stock Purchase Plan (the “2021 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)	Represents shares of Common Stock reserved for issuance under the 2021 Plan pursuant to the automatic increase each January 1, which began on January 1, 2022, and ending in 2031, by 5% of the outstanding number of shares of Common Stock on the immediately preceding December 31, or such lesser amount as determined by the plan administrator.
(3)	Estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $1.16, the average of the high and low prices of the Registrant’s Common Stock as reported on The Nasdaq Capital Market on February 2, 2023, which date is within five business days prior to the filing of this registration statement.
(4)	Represents shares of Common Stock reserved for issuance under the 2021 ESPP pursuant to the automatic increase each January 1, which began on January 1, 2022, and ending in 2031, by the lesser of 3,600,000 shares of Common Stock, 5% of the outstanding number of shares of Common Stock on the immediately preceding December 31, or such lesser amount as determined by the plan administrator.
(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act and based upon the average of the high and low prices of Common Stock, as reported on the Nasdaq Stock Market on February 2, 2023, which was $1.16 per share multiplied by 85%, which is the percentage of the trading price per share applicable to purchasers under the 2021 ESPP.